Exhibit 99.1

NEWS RELEASE

27680 Franklin Road Southfield, Michigan 48034

FOR IMMEDIATE RELEASE

Diversified Restaurant Holdings Closes Acquisition of
Three Florida Buffalo Wild Wings® Restaurants

Establishes Market Leadership Position in Western Florida

SOUTHFIELD, Michigan, July 1, 2014 -- Diversified Restaurant Holdings, Inc. (NASDAQ: BAGR) ("DRH" or the "Company"), the creator, developer and operator of the unique, full-service, ultra-casual restaurant and bar Bagger Dave's Burger Tavern® ("Bagger Dave's") and one of the largest franchisees for Buffalo Wild Wings® ("BWW"), announced today that it completed the previously announced acquisition of three Florida BWW restaurants for approximately $3.2 million.

Michael Ansley, President and CEO of DRH, commented, “Owning an entire market provides DRH with a unique opportunity to gain local market scale, while providing greater geographic diversity to our restaurant portfolio. We will continue to leverage this strategic position as we invest in the expansion of our Bagger Dave’s restaurant presence in the mid-west.”

The restaurants are located in Clearwater, Port Richey and Oldsmar, Florida. With this acquisition, the DRH BWW footprint in Florida expands to thirteen restaurants. Three additional BWW locations in the mid-west and Florida are planned by year end. Continuing the momentum behind the expansion of the Company’s Bagger Dave’s concept, DRH will open another six Bagger Dave’s restaurants in 2014.

About Diversified Restaurant Holdings

Diversified Restaurant Holdings, Inc. (NASDAQ: BAGR) (“DRH” or the “Company”) owns and operates Bagger Dave's Burger Tavern, a full-service, family-friendly restaurant and full bar with a casual, comfortable atmosphere specializing in custom-built, proprietary, fresh prime rib recipe burgers, all-natural turkey burgers, hand-cut fries, locally crafted beers on draft, hand-dipped milk shakes, salads, black bean turkey chili, and much more. Currently, there are 20 company-owned Bagger Dave's restaurants in Michigan and Indiana. DRH plans to open six additional company-owned locations during 2014 in Indiana and Michigan. For more information, visit www.baggerdaves.com.

The Company also operates 39 Buffalo Wild Wings Grill & Bar franchised restaurants in Indiana, Illinois, Michigan, and Florida, with an Area Development Agreement to open an additional 13 locations by 2017. DRH plans to open three more units in 2014.

The Company routinely posts news and other important information on its website at www.diversifiedrestaurantholdings.com.

For more information contact:
Investor Contact:	Company Contact:
Alex P. Hamilton/Deborah K. Pawlowski	David Burke
Kei Advisors LLC	Chief Financial Officer
716.242.8632/716.843.3908	248.223.9160
ahamilton@keiadvisors.com/dpawlowski@keiadvisors.com	ir@baggerdaves.com

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Diversified Restaurant Holdings Closes Acquisition of Three Florida Buffalo Wild Wings® Restaurants
July 1, 2014

Safe Harbor Regarding Forward Looking Statements

The information made available in this news release contains forward-looking statements which reflect DRH's current view of future events, results of operations, cash flows, performance, business prospects and opportunities. Wherever used, the words "anticipate," "believe," "expect," "intend," "plan," "project," "will continue," "will likely result," "may," and similar expressions identify forward-looking statements as such term is defined in the Securities Exchange Act of 1934. Any such forward-looking statements are subject to risks and uncertainties and the Company's actual growth, success with acquisitions, results of operations, financial condition, cash flows, performance, business prospects and opportunities could differ materially from historical results or current expectations. Some of these risks include, without limitation, the impact of economic and industry conditions, competition, food and drug safety issues, store expansion and remodeling, labor relations issues, costs of providing employee benefits, regulatory matters, legal and administrative proceedings, information technology, security, severe weather, natural disasters, accounting matters, other risk factors relating to our business or industry and other risks detailed from time to time in the Securities and Exchange Commission filings of DRH. Forward-looking statements contained herein speak only as of the date made and, thus, DRH undertakes no obligation to update or publicly announce the revision of any of the forward-looking statements contained herein to reflect new information, future events, developments or changed circumstances or for any other reason.

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